UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

MSC - MEDICAL SERVICES COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-132913	59-2997634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11764-1 Marco Beach Drive, Jacksonville, Florida 32224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (904) 646-0199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreement

Amendment to Revolving Credit Amendment

On December 14, 2006, MSC – Medical Services Company (the “Company”) entered into Amendment No. 3 (“Amendment No. 3”) to the Revolving Credit Agreement (the “Credit Agreement”) dated as of March 31, 2005 among the Company, MCP-MSC Acquisition, Inc., the banks, financial institutions and other lenders party thereto (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as amended by Amendment No. 1 to the Revolving Credit Agreement dated as of May 12, 2005 and Amendment No. 2 to the Revolving Credit Agreement dated as of December 9, 2005.

In Amendment No. 3, the Company, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement in certain respects, including, but not limited to, the items set forth below:

•	Consolidated Fixed Charge Coverage Ratio. The minimum consolidated fixed charge coverage ratios required to be maintained by the Company under the Credit Agreement during the four fiscal quarter periods commencing with the four fiscal quarter period ending December 31, 2006 through the four fiscal quarter period ending June 30, 2008 have been reduced to a range of 0.90:1.00 to 1.25:1.00.

•	Capital Expenditures. The Company will be subject to a new restrictive covenant ranging from $5 million to $6.5 million that will impose an annual limit on the amount of capital expenditures the Company will be permitted to make for the remainder of the term of the Credit Agreement. Commencing in 2007, if the Company does not use the entire amount permitted in respect of any fiscal year, the Company may carry over the unused amount (subject to a cap) into the following fiscal year, subject to compliance with the minimum consolidated fixed charge coverage ratio at the time such amount is expended.

•	Restricted Transactions. The Company will not be permitted to take certain actions under the Credit Agreement, including making certain acquisitions, other specified investments and certain restricted payments, unless at the time of such transaction the Company is in compliance with the specified minimum consolidated fixed charge coverage ratio which varies over time and differs depending on the type of restricted transaction being consummated. In addition, after each such restricted transaction has been consummated, the Company will be subject to a minimum borrowing availability requirement unless or until the Company meets the specified minimum consolidated fixed charge coverage ratio.

•

In connection with the amendments described above, Amendment No. 3 amends the definition of “Consolidated EBITDA”, and adds the following new defined terms to, the Credit Agreement: “Calculation Period”, “Capital Expenditure Carryover Amount”,

“Restricted Transaction”, “Suspension Consolidated Fixed Charge Coverage Ratio”, “Suspension Date” and “Transaction Conditions”.

A copy of Amendment No. 3 is attached as Exhibit 10.20

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The exhibits listed below are filed herewith.

Exhibit Number	Description
10.20	AMENDMENT NO. 3 TO THE REVOLVING CREDIT AGREEMENT DATED AS OF DECEMBER 14, 2006 AMONG MSC - MEDICAL SERVICES COMPANY, MCP - MSC ACQUISITION, INC., THE BANKS, FINANCIAL INSTITUTIONS AND OTHER LENDER PARTIES THERETO AND BANK OF AMERICA, N.A.

SIGNATURES

Pursuant to the requirements of the Indenture dated as of June 21, 2005, among the Registrant, MCP-MSC Acquisition, Inc. and U.S. Bank National Association relating to the Senior Secured Floating Rate Notes Due 2011, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2006	MSC - MEDICAL SERVICES COMPANY

/s/ Gary S. Jensen
Gary S. Jensen

EXHIBIT INDEX

Exhibit Number	Description
10.20	AMENDMENT NO. 3 TO THE REVOLVING CREDIT AGREEMENT DATED AS OF DECEMBER 14, 2006 AMONG MSC - MEDICAL SERVICES COMPANY, MCP - MSC ACQUISITION, INC., THE BANKS, FINANCIAL INSTITUTIONS AND OTHER LENDER PARTIES THERETO AND BANK OF AMERICA, N.A.